AIRCRAFT
INFORMATION
SERVICES, INC.



04 February 2000

Aircraft Finance Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware  19890

Subject: Half Life and Adjusted Base Value Appraisal for Fleet of 36 Aircraft
         The Aircraft Finance Trust ("AFT") Portfolio
         AISI File number: A0S015BVO

Ref:     (a) Data - Previous AISI Reports A9S006BVO, A9S039BVO
         (b) Data - UniCapital Fax Data 25 January 2000
         (c) Data - UniCapital Email Data 27 January 2000

Ladies and Gentlemen:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion to Aircraft Finance Trust (AFT) of the half life and adjusted base values as of 31 December 1999 of the Fleet of 36 Aircraft as identified and defined in Table I and reference (a), (b) and (c) above (the 'Aircraft').

1.       METHODOLOGY AND DEFINITIONS
         ---------------------------

The standard terms of reference for commercial aircraft value are 'half-life base market value' and `half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless



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

04 February 2000
AISI File No. A0S015BVO
Page - 2 -

otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment. Our opinion of the adjusted base values of the Aircraft are derived from information and specifications supplied by GECAS in above referenced (a) data. No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report.

2.       VALUATION
         ---------

Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated to AISI by the client in the above reference
(b) and (c) data and in the previous AISI reference (a) reports and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

04 February 2000
AISI File No. A0S015BVO
Page - 3 -

With regard to airframe and gear maintenance,  if no time between check/overhaul
(TBO) or time since check/overhaul (TSO) information was provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe were assumed to be the TSO. This was typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life was assumed.

With regard to the engines, on aircraft where all engines total cycles equal the total cycles of the airframe, the engine's life limit CSOs and overhaul CSOs are assumed to be the same as the total cycles of the airframe. This is typical of newer aircraft. Where this assumption can not be made, the engines are considered to be in half life condition.

All hours and cycle information provided for airframe, C Check, D Check, and gear have been projected from the Aircraft Technical & Maintenance Detail sheet dates to 31 December 1999 based on a daily utilization factor calculated for each aircraft.

It is our considered opinion that the half life and adjusted base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.



John D. McNicol

VICE PRESIDENT
APPRAISALS & FORECASTS

                          TABLE I - AISI FILE A0S015BVO

                          REPORT DATE: 04 FEBRUARY 2000
                         VALUES AS OF: 31 DECEMBER 1999

                       FLEET VALUATION - THE AFT PORTFOLIO

------------------------------------------------------------------------------------
                                                           Half Life      Adjusted
                                                           Base Value     Base Value
    Type      MSN    DOM    YOB     Engine     MTOW        Dec 1999       Dec 1999
                                                           USDollars      USDollars

------------------------------------------------------------------------------------
  A310-300    448   Feb-88  1988  CF6-80C2A2  346,125     32,140,000      32,270,000
------------------------------------------------------------------------------------
  A320-200    210   Jul-91  1991   CFM56-5A1  166,500     27,250,000      27,100,000
------------------------------------------------------------------------------------
  A320-200    221   Sep-91  1991   CFM56-5A3  169,700     27,700,000      27,650,000
------------------------------------------------------------------------------------
  A320-200    222   Oct-91  1991   CFM56-5A3  169,700     27,700,000      27,630,000
------------------------------------------------------------------------------------
  A320-200    231   Sep-91  1991   CFM56-5A1  166,500     27,250,000      27,210,000
------------------------------------------------------------------------------------
  A320-200    373   Jan-93  1993   V2500-A1   169,700     29,050,000      29,080,000
------------------------------------------------------------------------------------
  A320-200    737   Sep-97  1997   CFM56-5B4  169,700     38,440,000      39,760,000
------------------------------------------------------------------------------------
  A320-200    749   Sep-97  1997   CFM56-5B4  169,700     38,640,000      39,930,000
------------------------------------------------------------------------------------
  B737-300   28333  Aug-96  1996   CFM56-3C1  135,000     30,790,000      31,440,000
------------------------------------------------------------------------------------
  B737-300   28548  Dec-97  1997   CFM56-3C1  124,500     32,180,000      33,740,000
------------------------------------------------------------------------------------
  B737-300   28554  Dec-96  1996   CFM56-3C1  139,500     31,000,000      31,810,000
------------------------------------------------------------------------------------
  B737-300   28557  Mar-97  1997   CFM56-3C1  139,500     32,860,000      33,810,000
------------------------------------------------------------------------------------
  B737-300   28558  Apr-97  1997   CFM56-3C1  139,500     32,860,000      33,750,000
------------------------------------------------------------------------------------
  B737-300   28559  May-97  1997   CFM56-3C1  138,500     32,810,000      33,910,000
-----------------------------------------------------------------------------------
  B737-300   28561  Jun-97  1997   CFM56-3C1  135,000     32,650,000      32,890,000
------------------------------------------------------------------------------------
  B737-300   28562  Jul-97  1997   CFM56-3C1  135,000     32,650,000      32,900,000
------------------------------------------------------------------------------------
  B737-300   28563  Aug-97  1997   CFM56-3C1  135,000     32,650,000      33,940,000
------------------------------------------------------------------------------------
  B737-300   28564  Nov-97  1997   CFM56-3C1  135,000     32,650,000      33,990,000
-----------------------------------------------------------------------------------
  B737-300   28740  Jun-98  1998   CFM56-3C1  124,500     33,840,000      35,520,000
------------------------------------------------------------------------------------
  B737-400   25663  Nov-92  1992   CFM56-3C1  143,500     26,720,000      26,330,000
------------------------------------------------------------------------------------
  B737-400   25664  Nov-92  1992   CFM56-3C1  143,500     26,720,000      26,720,000
------------------------------------------------------------------------------------
  B737-400   28489  Nov-96  1996   CFM56-3C1  138,500     32,570,000      33,230,000
------------------------------------------------------------------------------------
  B737-400   28490  Nov-96  1996   CFM56-3C1  138,500     32,570,000      33,090,000
------------------------------------------------------------------------------------
  B737-400   28491  Nov-96  1996   CFM56-3C1  138,500     32,570,000      33,150,000
------------------------------------------------------------------------------------
 B767-200ER  23805  Jul-87  1987  CF6-80C2B2  351,000     35,500,000      35,440,000
------------------------------------------------------------------------------------
 B767-200ER  23806  Aug-87  1987  CF6-80C2B2  351,000     35,500,000      35,460,000
------------------------------------------------------------------------------------
 B767-300ER  25221  Aug-91  1991  CF680C2B6F  407,000     61,530,000      61,000,000
------------------------------------------------------------------------------------
 B767-300ER  25403  Jan-92  1992    PW4060    409,000     65,030,000      65,420,000
------------------------------------------------------------------------------------
 B767-300ER  29617  Mar-99  1999  CF6-80C2B7F 412,000     86,550,000      90,720,000
------------------------------------------------------------------------------------
 B767-300ER  30008  May-99  1999  CF6-80C2B7F 407,000     86,550,000      90,810,000
------------------------------------------------------------------------------------
  DC-10-30   46584  Feb-80  1980   CF6-50C2   580,000     16,970,000      15,970,000
------------------------------------------------------------------------------------
  DC-10-30   48292  Feb-82  1982   CF6-50C2   580,000     18,210,000      17,800,000
------------------------------------------------------------------------------------
    MD83     49398  Nov-86  1986   JT8D-219   160,000     19,200,000      19,510,000
------------------------------------------------------------------------------------
    MD83     49791  Sep-89  1989   JT8D-219   160,000     21,750,000      21,750,000
------------------------------------------------------------------------------------
    MD83     53198  Apr-91  1991   JT8D-219   160,000     23,510,000      23,030,000
------------------------------------------------------------------------------------
    MD83     53199  Mar-92  1992   JT8D-219   160,000     24,500,000      24,310,000
------------------------------------------------------------------------------------

                  ------------------------------------------------------------------
                                Total                 $1,251,060,000  $1,272,070,000
                  ------------------------------------------------------------------